EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
7/2/20101	Purchase	$4.5417	28436
7/6/20102	Purchase	4.5837	53160
7/7/20103	Purchase	4.6391	36993
7/8/20104	Purchase	4.7292	50000
7/9/20105	Purchase	4.7568	35400
7/12/20106	Purchase	4.7509	27211
7/13/20107	Purchase	4.7402	19500
7/14/20108	Purchase	4.7157	27500
7/15/2010	Purchase	4.70	2800
7/16/20109	Purchase	4.6006	42300
7/26/2010	Purchase	4.50	2900
7/27/201010	Purchase	4.4996	41880
7/28/201011	Purchase	4.4808	74600
7/29/201012	Purchase	4.3838	18504

1 This transaction was executed in multiple trades at prices ranging from $4.47 - 4.63.
2 This transaction was executed in multiple trades at prices ranging from $4.50 - 4.67.
3 This transaction was executed in multiple trades at prices ranging from $4.52 - 4.74.
4 This transaction was executed in multiple trades at prices ranging from $4.67 - 4.80.
5 This transaction was executed in multiple trades at prices ranging from $4.71 - 4.80.
6 This transaction was executed in multiple trades at prices ranging from $4.71 - 4.76.
7 This transaction was executed in multiple trades at prices ranging from $4.70 - 4.78.
8 This transaction was executed in multiple trades at prices ranging from $4.69 - 4.73.
9 This transaction was executed in multiple trades at prices ranging from $4.56 - 4.74.
10 This transaction was executed in multiple trades at prices ranging from $4.49 - 4.50.
11 This transaction was executed in multiple trades at prices ranging from $4.46 - 4.50.
12 This transaction was executed in multiple trades at prices ranging from $4.35 - 4.40.

Date	Type	Price	Shares
7/30/201013	Purchase	$4.3475	13800
8/09/201014	Purchase	3.8651	31900
8/10/201015	Purchase	3.6845	65507
8/11/201016	Purchase	3.4927	80047
8/12/201017	Purchase	3.2999	61405
8/13/201018	Purchase	3.1765	96937
8/18/201019	Purchase	3.4343	35727
8/19/201020	Purchase	3.2921	34742
8/20/201021	Purchase	3.2443	21918
8/23/201022	Purchase	3.2401	36304
8/24/201023	Purchase	3.1298	32003
8/25/201024	Purchase	3.1196	19900

13 This transaction was executed in multiple trades at prices ranging from $4.33 - 4.39.
14 This transaction was executed in multiple trades at prices ranging from $3.85 - 3.90.
15 This transaction was executed in multiple trades at prices ranging from $3.61 - 3.78.
16 This transaction was executed in multiple trades at prices ranging from $3.44 - 3.52.
17 This transaction was executed in multiple trades at prices ranging from $3.20 - 3.40.
18 This transaction was executed in multiple trades at prices ranging from $3.12 - 3.22.
19 This transaction was executed in multiple trades at prices ranging from $3.37 - 3.50.
20 This transaction was executed in multiple trades at prices ranging from $3.27 - 3.33.
21 This transaction was executed in multiple trades at prices ranging from $3.23 - 3.27.
22 This transaction was executed in multiple trades at prices ranging from $3.21 - 3.27.
23 This transaction was executed in multiple trades at prices ranging from $3.10 - 3.18.
24 This transaction was executed in multiple trades at prices ranging from $3.05 - 3.15.